Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
_________

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility
of a Trustee Pursuant to Section 305(b)(2)

STATE STREET BANK AND TRUST COMPANY
(Exact name of trustee as specified in its charter)

Massachusetts	04-1867445
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

225 Franklin Street, Boston, Massachusetts         02110
   (Address of principal executive offices)            (Zip Code)

Maureen Scannell Bateman, Esq. Executive Vice President and General Counsel
225 Franklin Street, Boston, Massachusetts 02110
(617) 654-3253
(Name, address and telephone number of agent for service)

Gulfmark Offshore, Inc.
(Exact name of obligor as specified in its charter)

Delaware	76-0526032
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4400 Post Oak Parkway, Suite 1170
Houston, TX 77027
(Address of principal executive offices) (Zip Code)

8.75% Senior Notes due 2008

(Title of indenture securities)

GENERAL

Item 1.     General Information.

     Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervisory authority to which it is subject.

               Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

               Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

          (b) Whether it is authorized to exercise corporate trust powers.
               Trustee is authorized to exercise corporate trust powers.

Item 2.     Affiliations with Obligor.

          If the Obligor is an affiliate of the trustee, describe each such affiliation.

               The obligor is not an affiliate of the trustee or of its parent, State Street Corporation.

               (See note on page 2.)

Item 3. through Item 15.      Not applicable.

Item 16.     List of Exhibits.

          List below all exhibits filed as part of this statement of eligibility.

          1.     A copy of the articles of association of the trustee as now in effect.

                    A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

          2.      A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

               A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

          3.     A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

               A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

          4.     A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

               A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Senior Housing Properties Trust (File No. 333-60392) and is incorporated herein by reference thereto.

          5.     A copy of each indenture referred to in Item 4. if the obligor is in default.

               Not applicable.

          6.     The consents of United States institutional trustees required by Section 321(b) of the Act.

               The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

     7.     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

NOTES

     In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

     The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 10th day of December, 2002.

                                             STATE STREET BANK AND TRUST COMPANY

                                             By: /Susan C. Merker/
                                             Susan C. Merker
                                             Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by Gulfmark Offshore, Inc. of its 8.75% Notes due 2008, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                             STATE STREET BANK AND TRUST COMPANY

                                             By: /Susan C. Merker/
                                             Susan C. Merker
                                             Vice President

Dated: December 10, 2002

EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business September 30, 2002 published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).

ASSETS		Thousands of Dollars
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		1,608,125
Interest-bearing balances		24,166,573
Securities		20,684,246
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge subsidiary		15,850,731
Loans and lease financing receivables:
Loans and leases held for sale		2,167
Loans and leases, net of unearned income	5,904,980
Allowance for loan and lease losses	61,037
Allocated transfer risk reserve	0
Loans and leases, net of unearned income and allowances		5,83,943
Trading assets		1,692,262
Premises and fixed assets		522,603
Other real estate owned		0
Investments in unconsolidated subsidiaries		32,938
Customers' liability to this bank on acceptances outstanding		120,820
Intangible assets		591,409
Other assets		1,673,011
		------------------
Total assets		72,788,828
		===========

LIABILITIES
Deposits:
In domestic offices		18,406,829
Noninterest-bearings	7,942,475
Interest-bearings	10,464,354
In foreign offices and Edge subsidiary		24,978,818
Noninterest-bearings	48,326
Interest-bearings	24,930,492
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge subsidiary		20,644,984
Demand notes issued to the U.S. Treasury		0
Trading liabilities		1,158,242
Other borrowed money		786,799
Subordinated notes and debentures		0
Bank's liability on acceptances executed and outstanding		120,820
Other liabilities		2,071,991

Total liabilities		69,168,483
		------------------
Minority interest in consolidated subsidiaries		1,192

EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		29,931
Surplus		602,680
Retained Earnings		3,842,282
Accumulated other comprehensive income		144,260
Other equity capital components		0
Undivided profits and capital reserves/Net unrealized holding gains (losses)		0
Net unrealized holding gains (losses) on available-for-sale securirities		0
Cumulative foreign currency translation adjustments		0
Total equity capital		4,619,153
		------------------
Total liabilities, minority interest and equity capital		72,788,828
		------------------

I, Frederick P. Baughman, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                            Frederick P. Baughman

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                            Ronald E. Logue
                                            David A. Spina
                                            Truman S. Casner